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Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Juniper Partners Acquisition Corp. (the ‘‘Company’’) on Form 10-QSB for the period ending June 30, 2006 (the ‘‘Report’’), as filed with the Securities and Exchange Commission on the date hereof, I Robert B. Becker, Chief Financial Officer, Treasurer and Secretary of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Robert B. Becker	Dated: August 11, 2006
Robert B. Becker Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)